SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

Commission File Number: 000-49679

LitFunding Corp.
(Exact name of registrant as specified in charter)

Nevada	93-1221399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6375 S. Pecos Road, Suite 217, Las Vegas, Nevada 89120
(Address of principal executive offices)

(702) 898-8388
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT

On March 5, 2007, LitFunding Corp. (“the Company”) entered into a binding Letter Agreement with Rochester Capital Partners, LP, a Nevada limited partnership, to purchase 40,000,000 shares of treasury stock for $250,000, and 11,000,000 shares from Morton Reed, the Company’s Chief Executive Officer, in exchange for $65,000. Additionally, Rochester Capital Partners agreed to use its best efforts to obtain additional third-party funding of up to $180,000. The Company disclosed this transaction on a Form 8-K filed March 7, 2007.

Of the 40,000,000 shares, 21,000,000 shares were immediately assigned by Rochester Capital Partners and issued directly to Lehars Handels Ges., M.b.H., an Austrian corporation located in Graz, Austria (“Lehars”), pursuant to a separate agreement between Rochester Capital Partners and Lehars. The balance of 19,000,000 shares was issued to Rochester Capital Partners on March 9, 2007, giving Rochester Capital Partners a direct interest of approximately 27% at that time. Lehars subsequently defaulted on its agreement with Rochester Capital Partners and returned to the Company the certificate for 21,000,000 shares on or about June 18, 2007. On July 10, 2007, the Company sent the Lehars certificate in to its transfer agent to be reissued to Rochester Capital Partners.

Rochester Capital Partners is a limited partnership controlled by Gary Rasmussen.  Mr. Rasmussen’s revocable living trust serves as the General Partner for Rochester Capital Partners and as such has the power to vote and direct the disposition of all the shares held by Rochester Capital Partners.

On July 10, 2007, Mr. Rasmussen beneficially owned 51,068,300 shares of the Company’s common stock which was comprised of 49,600,300 shares owned indirectly through Rochester Capital Partners, as well as 1,468,000 shares Mr. Rasmussen beneficially owns directly.  As of August 17, 2007, the Company had 84,413,902 shares issued and outstanding and as such Mr. Rasmussen’s beneficial ownership as of August 17, 2007 was 60.0%.  The percentage of voting securities Mr. Rasmussen owns is 59.6%

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective August 30, 2007, Dr. Reed resigned as the Company’s Chief Executive Officer and Chairman of the Board of Directors.  Also on August 30, 2007, Mr. Rasmussen was elected to the Company’s Board of Directors and appointed by the Board to serve as the Company’s Interim Chief Executive Officer.

Mr. Rasmussen has an extensive background spanning over 25 years as an entrepreneur with vast experience in all phases of business development, having been a founder, chief executive officer or director of several publicly-held corporations in the areas of cable television, investment banking, mortgage banking and motion pictures. From June 2002, Mr. Rasmussen has been self-employed as a business consultant. In April 2001, Mr. Rasmussen was a founder of and served as an officer and director of Fone Friend, Inc., a publicly held company engaged in developing an Internet Telephony product.  Fone Friend was sold to Infinicom, Inc. in June of 2004. Infinicom requested that Mr. Rasmussen serve as a consultant and director through a transition phase, which ended on November 9, 2004.

From December 2004 through the present, Mr. Rasmussen has been a consultant to LitFunding Corp. Mr. Rasmussen will continue to consult with and advise management on matters relating to the public aspects of the Company’s operations. Mr. Rasmussen is a graduate of Western Michigan University.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On August 30, 2007, the Board awarded Terry Gabby, the Company’s Chief Financial Officer, an unregistered stock option to acquire a total of 250,000 shares of the Company’s common stock at an exercise price of $0.08 per share.  The option expires two years from the date of grant.

With respect to the transaction described above, the Company relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the shares. The shares were sold to an accredited investor. The shares were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

This report contains forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
17.1	Resignation letter from Dr. Morton Reed, dated August 20, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LitFunding Corp

September 19, 2007	By:	/s/ Terry Gabby
Terry Gabby,
Chief Financial Officer